UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 3, 2018

MURPHY USA INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35914	46-2279221
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Peach Street
El Dorado, Arkansas		71730-5836

(870) 875-7600
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.
(a), (d)
Article 6(C)(1) of the Amended and Restated Certificate of Incorporation of Murphy USA Inc. (the “Company”) provides that the directors of the Company are to be divided into three classes, designated Class I, Class II and Class III, and further provides that each such class is to consist, as nearly as may be practicable, of one-third of the total number of directors constituting the entire Board of Directors.
Upon conclusion of the Company’s 2018 annual meeting of stockholders held on May 3, 2018 (see Item 5.07 below), the distribution of directors among classes was as follows: Class I: three directors, Class II: four directors and Class III: two directors. In order to rebalance the distribution of directors in accordance with the Amended and Restated Certificate of Incorporation, at a meeting of the Board held after such stockholders’ meeting, David B. Miller, who was re-elected to a three-year term as a Class II director at such stockholders’ meeting, tendered his resignation from service as a Class II director, whereupon the Nominating and Governance Committee recommended to the Board that Mr. Miller be appointed as a Class III director immediately upon the Board’s acceptance of his tendered resignation from service as a Class II director. Acting upon such recommendation, the Board accepted Mr. Miller’s resignation from service as a Class II director and immediately appointed Mr. Miller as a Class III director, at which point each class had three directors. Mr. Miller was also appointed to the Executive Compensation Committee and the Nominating and Governance Committee of the Board, on which he previously served as a Class II director, simultaneously with his appointment as a Class III director. As a Class III director, Mr. Miller is expected to stand for re-election at the next annual meeting of stockholders, in 2019, along with the other Class III directors.
Mr. Miller, 68 years of age, is co-founder and managing partner of EnCap Investments L.P., a leading provider of private equity capital to the oil and gas industry, which he co-founded in 1988. Previously, he served as president of PMC Reserve Acquisition Company, a partnership jointly owned by EnCap and Pitts Energy Group, from 1988 to 1996; co-chief executive officer and co-founder of MAZE Exploration Inc., a Denver-based oil and gas company, from 1981 to 1988; and a director of Halcon Resources Corporation from 2012 to 2016. Mr. Miller will receive compensation in accordance with the Company’s compensation arrangements for non-employee directors.

Item 5.07. Submission of Matters to a Vote of Security Holders
On May 3, 2018, Murphy USA Inc. held its annual meeting of stockholders.  The Class II directors proposed by management were elected with a tabulation of votes to the nearest share as shown below.  The directors also had broker non-votes totaling 2,304,146.

	For	Withheld
Fred L. Holliger	28,880,176	513,151
James W. Keyes	29,058,899	334,428
Diane N. Landen	28,724,943	668,384
David B. Miller*	28,871,362	521,965
*See Item 5.02 above.

Regarding an advisory, non-binding vote on executive compensation, stockholders approved the compensation of the Company’s named executive officers with 28,666,933 shares voted in favor, 659,311 shares voted against, 67,083 votes abstained and 2,304,146 broker non-votes.
Additionally, the earlier appointment by the Audit Committee of the Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm for the 2018 fiscal year was approved by stockholders with 31,627,448 shares voted in favor, 20,307 shares voted against and 49,718 shares abstained.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MURPHY USA INC.
Date:	May 3, 2018	By:	/s/ Donald R. Smith, Jr.
			Name:	Donald R. Smith, Jr.
			Title:	Vice President and Controller